UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2021
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Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On July 30, 2021, the Board of Directors (the “Board”) of Allogene Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the authorized number of directors on the Board from nine to eleven, and appointed Elizabeth Barrett as a Class I director of the Company to fill one of the newly created vacancies, effective immediately, with a term of office expiring at the Company’s 2022 annual meeting of stockholders, and Vicki Sato, Ph.D. as a Class II director of the Company to fill the other newly created vacancy, effective immediately, with a term of office expiring at the Company’s 2023 annual meeting of the stockholders.
Pursuant to the Company’s non-employee director compensation policy (the “Compensation Policy”), (i) each of Ms. Barrett and Dr. Sato will receive an annual cash retainer of $40,000 for service on the Board, (ii) Ms. Barrett was granted on the date of her appointment an option to purchase shares of the Company’s common stock, which vests monthly over a three year period, having an aggregate grant date value of $850,000, and (iii) Dr. Sato was granted on the date of her appointment an option to purchase shares of the Company’s common stock, which vests monthly over a three year period, having an aggregate grant date value of $425,000, and a restricted stock unit award that may be settled for shares of the Company’s common stock, which vests in a series of three successive equal annual installments, having an aggregate grant date value of $425,000. The Compensation Policy also provides for automatic annual option grants to purchase shares of the Company’s common stock, which vest monthly over a one year period, and/or further automatic annual restricted stock unit grants that may be settled for shares of the Company’s common stock, which vest in full on the one-year anniversary of the date of grant, having an aggregate grant date value of $425,000, to be granted on the date of each annual meeting of stockholders. Pursuant to the Compensation Policy, the director will designate the proportionate share between such annual option grants and restricted stock unit grants prior to or on the date of grant. Each of the equity grants described above will vest in full in the event of a change in control (as defined in the Company’s equity incentive plan). The foregoing description of the Compensation Policy is qualified in its entirety by the full text of the Compensation Policy, a copy of which is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021.
Each of Ms. Barrett and Dr. Sato has also entered into the Company’s standard form of Indemnification Agreement with its directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: August 2, 2021